Exhibit 23.1

Consent of Independent Accountants

We consent to the incorporation by reference in the Registration Statement on Form S-8 for the 2000 Stock Option Plan pertaining to U.S. Wireless Data, Inc. of our report dated September 8, 2000 included in its Annual Report on form 10KSB for the year ended June 30, 2000, filed with the Securities and Exchange Commission.

                                                                                                                                             /s/ M.R. Weiser & Co. LLP
                                                                                                                                             M.R. Weiser & Co. LLP

New York, New York
December 6, 2000